UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2016

RAIT Financial Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2929 Arch St., 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 11, 2016, RAIT Financial Trust (“RAIT”) issued a press release announcing that a proposed settlement (the “Settlement”) had been reached in the shareholder derivative action (the “Action”) captioned Lobins v. Brown, et al., Case No. 151103347, in the Court of Common Pleas of Philadelphia County, Pennsylvania (the “Court”), in which RAIT was named as a Nominal Defendant. The press release provided a Summary Notice of Pendency and Proposed Settlement pursuant to the Order Preliminarily Approving Settlement entered on March 4, 2016, by the Court. The Settlement consists of the adoption by RAIT of additions to its Trust Governance Guidelines and the creation of a Board-level Risk Management Committee. The Settlement, if approved by the Court, will fully and finally resolve the issues raised in the Action. The existence of the Action, and the parties’ agreement in principle to settle it, were previously announced by RAIT in a Form 8-K filed with the U.S. Securities and Exchange Commission on December 8, 2015. We cannot assure you that the Court will approve the Settlement.

Relevant settlement documents, including the Stipulation and Agreement of Settlement and the complete Notice of Pendency and Settlement of Shareholder Derivative Action, can be found at http://www.rait.com/legal/lobins-v-brown/
        .

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

March 11, 2016	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer